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                                                                    EXHIBIT 8(a)
                        [Sullivan & Cromwell Letterhead]

                                                                  April 22, 1999

Vodafone Group Public Limited Company,
The Courtyard, 2-4 London Road,
Newbury, Berkshire RG14 1JX, England.

    Ladies and Gentlemen:

    We have acted as counsel to Vodafone Group Public Limited Company, an English company ("Vodafone"), in connection with the proposed merger (the "Merger") of Apollo Merger Sub Inc., a newly-formed Delaware corporation and a direct wholly-owned subsidiary of Vodafone ("Merger Sub"), with and into AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), with AirTouch surviving, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 15, 1999, among Vodafone, AirTouch and Merger Sub. Capitalized terms used but not defined herein shall have the meanings specified in the Registration Statement relating to the Merger, or the appendices thereto (including the Merger Agreement).

    We have, with your consent, made the assumptions and relied upon the facts and representations set forth in the Registration Statement under the heading "Material Tax Consequences."

    On the basis of the foregoing, and our consideration of such other matters of fact and law as we have deemed necessary or appropriate, we hereby confirm that the description of the U.S. federal income tax consequences relating to the internal reorganization and the Merger set forth in the Registration Statement under the heading "Material Tax Consequences," subject to the limitations and qualifications set forth therein, represents our opinion as to all of the material U.S. federal income tax consequences of the internal reorganization and the Merger.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Sullivan & Cromwell